Exhibit 99.2
Vimeo 2022 Annual Shareholder Letter

February 9, 2022

Dear Shareholders,

Video is replacing text, images, and calls in millions of businesses around the world. Every day the size of Vimeo’s market grows, and every day we capture more of this opportunity. My team and I are here to change how the world uses video. We're here to define and lead a new category: video for work.

Eight months ago, Vimeo spun-out of IAC as its 11th independent publicly-traded company and the first SaaS business born from its formidable portfolio. We went public during a pandemic, experienced our share of growing pains, and ultimately did not achieve the ambitions we set for the year. All of this has made us stronger, more self-aware and more disciplined.

2021 was also a year of great progress and validation, as our self-serve business gave rise to a new and fast-growing opportunity: reaching large companies through a sales force and empowering them with enterprise-grade video. We launched powerful new products and landed 7-figure deals as we scaled this nascent sales-assisted business to over $100 million in revenue growing over 70%, while continuing to grow our self-serve business nearly 30%. This is progress we can, and will, build on.

It has been a transformational and humbling first year as a public company. We’re entering 2022 with clarity, focus and essential learnings. I’d like to articulate concretely what we've learned thus far, and what you can expect from us in Vimeo’s next chapter.

A video software solution for work
What is Vimeo, really? The majority of our potential customers don’t yet know the answer to this question, largely because Vimeo has evolved so materially over the last few years. Today we are a technology platform, not a viewing destination. We are a B2B solution, not the indie version of YouTube.

We are both an established free video platform and an emerging enterprise software leader. But our customers don’t care about how we define ourselves; they care about what Vimeo does for them.

Vimeo powers video for work. For our customers, this means:
•Williams Sonoma uses Vimeo to centralize their video content securely for over 28,000 employees worldwide across all 7 brands.
•Nike uses Vimeo to train retail partners across Europe, from Footlocker to JD Sports.
•Expedia uses Vimeo to broadcast high-profile, no-fail internal events to thousands of employees.
•Gap uses Vimeo to publish and manage their marketing videos, from digital lookbooks to social media campaigns.
•Bayer uses Vimeo to host live panel discussions, distribute marketing content in multiple languages, and train their buyers in over 20 countries.

Why video for work? Why now?
We've long believed that any business with an online presence or distributed team will one day use video, much like they use e-mail, chat, image, and text today. This may have seemed far-fetched a few years ago, but it shouldn’t anymore. Video has already become a primary form of expression for consumers, with billions of us watching and creating video every day. Most of us now naturally seek video to stay informed, learn new skills, and interact with each other. This behavior is permeating to the workplace, where employees increasingly expect to consume engaging content at work. As a result, organizations must now plan for a future that is video-first, and invest in software that will enable their teams to adopt video at scale.
The transition to video for real-time collaborative meetings, powered by products such as Zoom and Microsoft Teams, has already dramatically changed the way we work. But video is still massively underutilized beyond meetings. Today product managers still describe complex user flows to colleagues using text, when they could record and share the experience from the user’s perspective with video. Marketers still produce overly edited whitepapers and infographics, when they could instantly host a webinar from their browser to interact with potential customers with video. HR departments continue to draft lengthy training manuals that are rarely read or digested, when they could just show how the job is done with video. Companies continue to settle for less engaging, less scalable, and less impactful communication modes at work. Because for most of us, creating, distributing, and accessing video is still too hard and full of friction.

Enterprise video at consumer scale
Vimeo is removing this friction. Our solution enables companies and their teams to effortlessly collaborate, communicate, and connect with video. We offer a unique combination of 3 things that companies care about: enterprise-grade video capabilities, delivered via a consumer-friendly UX, integrated into a single platform. The result is software that our customers, and their end users, tell us they love to use. Whether broadcasting live to large audiences or sharing recorded content asynchronously, Vimeo solves problems that will only become more pronounced as video use cases proliferate at work. Our job is to anticipate and serve these use cases, to make them as easy as typing or pressing “play”.

Our market is large, growing and underserved today. Vimeo’s biggest competition is employees not being exposed to the power of video at work. In Q4 the majority of our new sales deals were greenfield video installations, not competitor replacements. And the alternatives remain fragmented — to the extent we are replacing existing software, they are typically some combination of expensive legacy hosting providers, single-feature point solutions, and custom in-house tech that doesn’t scale.

Most telling is that when we speak to our existing customers, they are looking to use video more. Companies want to make video more interactive, to help train their employees and transact with customers directly in the content. They want to be able to edit videos as easily as they would a Google Doc. They want to record a 3-hour long session, and have that content be easily cut into bite-size chunks, automatically enhanced, and dynamically optimized to share with their audience. Every day we uncover more potential uses for video, and Vimeo, at work.

We win today because of our product, specifically our time to value, ease of use, and technological differentiation. We believe that product is how we’ll win tomorrow. We have years of industry knowledge and expertise, the most advanced and horizontal video solution on the market, and the singular focus of spending 100% of our energy on video. It’s a decent head start and one that we plan to widen the distance on this year.

Essential learnings

Two of Vimeo’s guiding principles are “Own It” and “Be Real”.

When we decided to go public at the height of the pandemic, we faced challenging comparables. We also knew that we had an early-stage, high potential sales-assisted business with enduring tailwinds. With customers knocking on our door and our backlog soaring, we weren’t able to discern how much of our momentum was from COVID-driven demand versus the growing strength and universal applicability of our video solution. We figured that our tailwinds would carry us similarly throughout 2021.

It’s now clear that we were naive about some things: our ability to predict post-pandemic demand (particularly for livestreaming), our expectation that urgency to buy and willingness to pay would hold up for our smaller customers, and our resulting challenges in forecasting performance. These missteps are regrettable, but fixable. Importantly, none of them undermine the fundamental drivers of Vimeo’s long-term value.

I like to think that it's this same naivety that led us to bet our future on this market in 2017, when it was far from obvious. Our entrepreneurial ambition has served us well, but we must channel it better towards execution in 2022. We will make the necessary changes to how we operate and communicate with you so we can all focus on what matters most: building the best product to power video at work, and translating that power into a great business.

What you can expect in 2022
We expect revenue to grow between 15% and 18% this year. We expect our revenue to grow between 17% and 19% in Q1, to decelerate from there as we compare to an exceptional first half of 2021, and to reaccelerate in the second half of 2022. We are dealing with several factors that contribute to this view as the year progresses, including: predicting SMB demand post-COVID, moving to a seat-based monetization model, and deprecating our consumer-oriented Magisto business as we refocus resources on serving large companies. These are more unknowns than we want going into the year; but we’d rather not show you false precision or constrain ourselves from making the right long-term decisions for Vimeo.

While we expect our overall revenue growth to decelerate from 2021, we expect our revenue makeup will be of higher value, stickier dollars. Our Sales-Assisted revenue (anything sold through our sales force, previously referred to as “Enterprise”) now comprises 30% of total revenue and grew over 50% year-over-year in Q4. In 2022, our north star metrics are focused on serving companies with more than 100 employees. These are the customers who are best served by our expanding product suite, who exhibit the highest willingness to pay, and who we can grow with most. We expect Sales-Assisted revenue to grow well above 30% in 2022; within that, we expect revenue from companies with more than 100 employees to grow much faster, and revenue from companies with more than 1,000 employees faster still.

As an early business in transition, we owe you more visibility into what is happening under the surface and the underlying trends that give us confidence in our strategy. I want to share 3 signals that we think indicate we’re on the right track:

1.Our product is engaging and delivers value people are willing to pay for. Over the past eight quarters, users who try our tools for free are converting to paying subscribers at increasing rates. Our flagship Vimeo Enterprise is showing strong signs of product-market fit, with a Net Promoter Score of over 65 and over 90% of teams active on the platform each month. The Vimeo platform now powers content for millions of users worldwide across hundreds of thousands of business domains, and the number of new users who belong to a business domain grew over 60% year-over-year in Q4. Importantly, these business domain accounts convert to paying subscribers at a significantly higher rate than our other free users today. So in 2022, we’ll aim to more directly convert more business domains to Vimeo Enterprise through our product and sales team.

2.Our all-in-one platform strategy is resonating with companies and expanding our addressable market. We launched several new products in 2021 to increase our utility and entry points within companies (namely Video Library and Vimeo Events, both sold as part of our Vimeo Enterprise offering). While still early, this product expansion is gaining steam with over 45% of Vimeo Enterprise accounts in Q4 using two or more products versus just 10% a year ago. Said differently, almost half of our Vimeo Enterprise customers are now using us for workflows beyond livestreaming. We are steadily diversifying into stickier use-cases that will enable Vimeo to touch many more employees at work.
3.We have a growing blue chip customer base and low-hanging fruit to improve monetization. Revenue from companies with more than 1,000 employees grew significantly faster than total Sales-Assisted revenue in Q4. Our sales pipeline for those customers grew even faster, faster still outside the U.S. We believe we can improve our pipeline win rates with more surgical sales plays, increased sales force specialization and improved data-driven qualification. Same goes for retention and expansion, where we are investing in customer success and moving to a per-seat monetization model that better aligns with our customers’ realization of value. In Q4, we used this new monetization model to land a 7-figure, multi-year deal with a large retailer, our largest Vimeo Enterprise deal ever.

Looking ahead we see a sizable monetization opportunity within our existing user base, as we continue to add value to our product and better educate users of that value. As of Q4, 89% of Fortune 500 companies have at least one account on Vimeo; yet most of these companies are paying us less than $100 a month. When we successfully upgrade these companies through our sales force, we do so at an average ARPU of over 250x our average Vimeo ARPU. We’re actively unlocking this opportunity through investments this year in product expansion, per-seat monetization, and scalable sales campaigns.

These signals continue to give us confidence that Vimeo can be a 30% grower over the long term. To get to that growth rate we have to penetrate less than 5% of the businesses in our addressable market, and increase our ARPU by a few hundred dollars over the next 4 years. This is against an accelerating pace of six and seven-figure deals that we’ve closed in the last few months with the help of our latest product introductions. And there is much more to come.

Conclusion
Back in 2017, I believed deeply that video was transforming the world and that businesses were missing out. That if we could find a way to help them harness the power of video, we could build a wildly successful SaaS company. But there were still many open questions about the market: would businesses actually adopt video in their day-to-day work? Would employees ever get truly comfortable being in front of the camera? Would technology evolve fast enough to make video truly ubiquitous? At the time, there was a small group of us at the company who believed, and who were ready to bet our careers and the future of Vimeo on that belief.

Today, I look at our executive team and board of directors and I see that same belief. But this time there’s a larger group of believers, more battle tested and experienced, with the best kind of validation: a treasure trove of world-class customers using Vimeo to work better, faster and smarter. We enjoy the support of fantastic long-term investors by our side, the flexibility of a robust balance sheet, and we’ll keep adding proven industry veterans to our team. A far cry from those lonely days four years ago.

Execution is hard to get right, but it’s also something you can improve at, course correct and hone. Not so if you’ve got the wrong strategy, a subpar product, or a market with structural headwinds. Vimeo has the opposite. We also have over 1,200 Vimeans who are passionate, hungry, and eager to show the world what video can do. So we start 2022 with a more focused playbook and the same entrepreneurial spirit that got us here— betting on ourselves, and all in. Now back to work.

Sincerely,
Anjali Sud
CEO

Glossary

Sales-Assisted (formerly referred to as “Enterprise”) Customers – Subscribers who purchase plans through contact with our sales force.

Self-Serve Customers – Subscribers who purchase plans without contact with our sales force, including directly through our website or mobile app.

Subscribers – The number of users who have an active subscription to one of Vimeo’s paid plans measured at the end of the relevant period. Vimeo counts each account with a subscription plan as a subscriber. In the case of Sales-Assisted Customers who maintain multiple accounts across Vimeo’s platforms as part of a single Sales-Assisted subscription plan, Vimeo counts only one subscriber. Vimeo does not count team members who have access to a subscriber’s account as additional subscribers.

Average Subscribers – The sum of the number of Subscribers at the beginning and at the end of the relevant measurement period divided by two.

Average Revenue per User (“ARPU”) – The annualized revenue for the relevant period divided by Average Subscribers. For periods that are less than a full year, annualized revenue is calculated by dividing the revenue for that particular period by the number of calendar days in the period and multiplying this value by the number of days in that year.

Vimeo Enterprise – Vimeo’s video offering for large organizations, sold through our sales force, that provides intuitive tools to record and upload content, secure live streaming of events, a corporate video library, webinar functionality, single-sign-on support, content delivery network optimization to improve quality-of-service in corporate networks, robust analytics, and the ability to use our technology on a white-label basis (so that a company’s own branding is featured instead of Vimeo).

Business Domains – Email domains that represent likely business customers. Business domains exclude common education domains and public email providers such as Gmail, Yahoo, etc.

VIDEO CONFERENCE CALL
Vimeo will live stream a video conference to answer questions regarding its fourth quarter and full year results on Thursday, February 10, 2022, at 8:30 a.m. Eastern Time. This live stream will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Vimeo’s business. The live stream will be open to the public at https://www.vimeo.com/investors. This letter will not be read on the call.

This letter contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "will," "may," "could," "should," "would," "anticipates," "estimates," "expects," "plans," "projects," "forecasts," "intends," "targets," "seeks," and "believes," as well as variations of these words or comparable words, among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to Vimeo's expectations regarding future results of operations and financial condition, long- and short-term growth rates, market opportunity, customer demand, industry tailwinds, business strategy, and plans and objectives of management for future operations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. Actual results could differ materially from those contained in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the risks inherent in Vimeo's separation from IAC, completed on May 25, 2021, the risks that the anticipated benefits from the separation will not be realized, changes in the regulatory landscape, including, in particular, changes in laws that might increase the liability of online intermediaries for user-generated content, reputational damage caused by problematic user content or our decisions to remove (or not remove) it; changes in policies implemented by third-party platforms upon which we rely for traffic and distribution of mobile apps, increased competition in the online video category, our ability to convert visitors into uploaders and uploaders into paying subscribers, our ability to retain paying subscribers by maintaining and improving our value proposition, our ability to provide video storage and streaming in a cost-effective manner, our ability to successfully attract Sales-Assisted (formerly referred to as “Enterprise”) customers, our ability to protect sensitive data from unauthorized access, the integrity, quality, scalability and redundancy of our systems, technology and infrastructure (and those of third parties with which we do business), our ability to successfully operate in and expand into additional international markets, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, foreign exchange currency rate fluctuations, the impact of the COVID-19 pandemic on our business, adverse changes in economic conditions, the possibility that our historical consolidated and combined results may not be indicative of our future results, and the other factors set forth in the section titled "Risk Factors" in our Registration Statement on Form S-1 filed with the SEC on May 26, 2021, as they may be updated by our periodic reports subsequently filed with the SEC. Other unknown or unpredictable factors that could also adversely affect Vimeo’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Vimeo’s management as of the date of this communication. Vimeo does not undertake to update these forward looking statements